JOINT VENTURE SHAREHOLDERS AGREEMENT

                                     between

                      FRIEDSHELF 401 (PROPRIETARY) LIMITED

                                       and

                         SPAR GROUP INTERNATIONAL, INC.

                                       and

                                  DEREK O'BRIEN

                                       and

                                   BRIAN MASON

                                       and

                                 SMD MERIDIAN CC

                                       and

                MERIDIAN SALES & MERCHANDISING (WESTERN CAPE) CC

                                       and

                          RETAIL CONSUMER MARKETING CC

                                       and

                              MERHOLD HOLDING TRUST

                                  in respect of

               SGRP MERIDIAN (PROPRIETARY) LIMITED ("THE COMPANY")




                                                Mallinicks Attorneys

                                                     Telephone +27 21 410 2200
                                                     Fax +27 21 410 9000

                                                     3rd Floor Granger Bay Court
                                                     Beach Road, V&A Waterfront
                                                     Cape Town 8001
                                                     PO Box 3667 Cape Town 8000

                                TABLE OF CONTENTS


1.    CONDITIONS PRECEDENT.....................................................3
2.    EFFECTIVE DATE...........................................................4
3.    ESTABLISHMENT............................................................5
4.    BUSINESS PURPOSES........................................................5
5.    LOCATION.................................................................5
6.    MEMORANDUM AND ARTICLES OF ASSOCIATION...................................5
7.    CAPITAL..................................................................6
8.    PREPARATION OF ESTABLISHMENT OF THE COMPANY..............................6
9.    SECTION 197 TRANSFER.....................................................8
10.   ORDINARY AND EXTRAORDINARY GENERAL MEETINGS..............................9
11.   QUORUM AND RESOLUTION....................................................9
12.   MINORITY PROTECTIONS....................................................10
13.   EARNINGS AND LOSSES.....................................................10
14.   CAPITAL CONTRIBUTIONS...................................................11
15.   DIRECTORS...............................................................11
16.   ACCOUNTING PERIOD.......................................................18
17.   AUDITORS................................................................18
18.   INSPECTION OF ACCOUNTING RECORDS AND BOOKS..............................18
19.   INCREASE OF CAPITAL.....................................................19
20.   DEADLOCK................................................................19
21.   RESTRICTIONS ON TRANSFER OF SHARES......................................20
22.   PRE-EMPTIVE RIGHT AND OPTION............................................20
23.   CO-OPERATION IN FINANCING...............................................22
24.   BUSINESS AND SOFTWARE SUPPORT...........................................22
25.   NON-COMPETITION.........................................................23
26.   PUBLIC OFFERING.........................................................25
27.   CONFIDENTIAL INFORMATION................................................25
28.   TERMINATION.............................................................26
29.   FORCE MAJEURE...........................................................27
30.   NOTICES.................................................................27
31.   ASSIGNMENT..............................................................28
32.   ARBITRATION.............................................................28
33.   IMPLEMENTATION..........................................................29
34.   GOVERNING LAW...........................................................29
35.   WAIVER..................................................................29
36.   JOINT AND SEVERAL.......................................................30
37.   CO-OPERATION AND GOOD FAITH.............................................30
38.   ENTIRE AGREEMENT........................................................30
39.   COSTS...................................................................31
40.   HEADINGS AND INTERPRETATION.............................................31





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                                                                          Page 2


This  agreement  is made as on this day of 2004 by and  between  Friedshelf  401
(Pty) Ltd (registration number 2004/000538/07), a company organised and existing under the laws of the Republic of South Africa (hereinafter called "Friedshelf"), SPAR Group International Inc. a company organized and existing under the laws of the State of Nevada, USA, having its principal place of business at 580 White Plains Road, Tarrytown, NY, USA, 10591 (hereinafter called "SPAR"), SMD Meridian CC (CK No. 2001/062950/23), Meridian Sales & Merchandising (Western Cape) CC (CK No. 1998/55070/23), Retail Consumer Marketing CC (CK No. 1996/00917/23) and Friedshelf Holding Trust (registration no. IT 151/99) Derek Michael O'Brien (identity number 451011 5047 18 9 ("O'Brien") and Brian Peter Mason, identity number 551201 5030 08 2 ("Mason").



RECORDAL

WHEREAS, SMD Meridian CC, Meridian Sales & Merchandising (Western Cape) CC, Retail Consumer Marketing CC and Merhold Holding Trust (together referred to as the "Meridian Entities") are engaged in the business of retail solution and merchandising services in South Africa, having a wide range of clients and also having knowledge and human resources with respect to retailing businesses in South Africa;

WHEREAS, SPAR is engaged in retail solution businesses in the USA, having computer software useful for agency, assistance, instruction and reporting of storefront activities and also having operational know-how with respect to such software;

WHEREAS, Friedshelf and SPAR have incorporated a company, SGRP Meridian (Pty) Ltd (the "Company") (registration number 2003/012518/07), the equity whereof will be held as to 49% (forty nine percent) by Friedshelf and as to 51% (fifty one percent) by SPAR to jointly conduct a retail solution business in South Africa (hereinafter called "territory"); and

WHEREAS, SPAR proposes to contribute a software licence agreement, annexed hereto as annexure "A", software set-up, software training, computer hardware and business support to the Company;

WHEREAS, the Meridian Entities and Friedshelf will procure that they contribute the existing client base and certain office equipment and office supplies of the Meridian Entities to the Company and WHEREAS such client base will require the proper rendering of services to ensure its optimal use, the Company undertakes to appoint Friedshelf or such other company as agreed between SPAR, Mason and O'Brien as a consultant to the Company to oversee and manage the day-to-day operations and management of the business in accordance with the terms of the consultancy agreement annexed hereto as annexure "B".

NOW, THEREFORE, in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:


1.       CONDITIONS PRECEDENT

         1.1 This agreement is conditional on the satisfaction of the following conditions precedent:

                  1.1.1 that the net turnover of the Meridian Entities for the financial year ending 30 September 2003, will not be less than R38 000 000,00 (thirty eight million
                           Rand), calculated on the same basis and using the same accounting policies and principles as used in the 30 September 2003 year-end accounts previously disclosed to SPAR which are attached hereto as annexure "C" (the "Accounts");

                  1.1.2 that the net turnover of the Meridian Entities for the 6 (six) months ending 31 March 2004, will not be less than R15 000 000,00 (fifteen million Rand), calculated on the same basis and using the same accounting policies and principles as used in the Accounts;

                  1.1.3 that the Meridian Entities will not have an accumulated loss in excess of R1 100 000,00 (one million one hundred thousand Rand) for the financial year ending 30 September 2003, calculated on the same basis and using the same accounting policies as used in the Accounts;

                  1.1.4 that the Meridian Entities will not have an accumulated loss in excess of R1 350 000,00 (one million three hundred and fifty thousand Rand) for the 6 (six) months ending 31 March 2004, calculated on the same basis and using the same accounting policies as used in the Accounts;

                  1.1.5    that  the  Meridian   Entities  and  Friedshelf  will
                           transfer to the Company the legal and beneficial ownership of the Meridian client


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                                                                          Page 4


                           base and such office  equipment  and office  supplies
                           utilised  by  the  Meridian  Entities   necessary  to
                           properly conduct of their business;

                  1.1.6 the completion, to the satisfaction of SPAR, of a financial and legal due diligence on the Meridian Entities and Friedshelf; and

                  1.1.7 that Friedshelf, or such other company as agreed between SPAR, Mason and O'Brien, will enter into a consultancy agreement with the Company in the form annexed hereto as annexure "B";

         1.2 The conditions precedent are stipulated for the benefit of SPAR who shall be entitled, in its sole discretion, to waive them, either in whole or in part.

         1.3 Unless the conditions precedent are fulfilled or waived (as the case may be), by 1 May 2004 (or such later date as may be mutually agreed between the parties) this agreement shall be of no force or effect.

         1.4 The parties shall use all reasonable endeavours to procure the fulfillment of the conditions precedent.

         1.5 Should this agreement become of no force or effect by reason of the provisions of clause 1.3, then the parties shall be restored, as near as may be possible, to the position in which they would have been had this agreement not been entered into and no shareholder shall have any claims against the other as a result of the failure of the conditions precedent, except for such damages (if any) as may result from a breach the provisions of clause 1.4.


2.       EFFECTIVE DATE

         This agreement shall become effective on 1 April 2004, regardless of the date of execution hereof.





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                                                                          Page 5




ORGANIZATION OF THE COMPANY
---------------------------


3.       ESTABLISHMENT

         It is recorded that the parties have caused the "Company" to be incorporated under the laws of the Republic of South Africa.


4.       BUSINESS PURPOSES

         The business purposes of the Company shall include but not be limited to the following:

         4.1      providing  retail  merchandising  and  product   demonstration
                  services

         4.2 agency, assistance, instruction and report of storefront sales activities;

         4.3 implementation of market research and analysis of results thereof;

         4.4      assembly of setups used for sales promotion;

         4.5      consulting regarding store management;

         4.6      development and sale of management system regarding retailing;

         4.7      designing and sale of database; and

         4.8 any and all businesses incidental or relating to any of the foregoing.


5.       LOCATION

         The Company shall have its main office at such address as shall be mutually agreed between the shareholders.


6.       MEMORANDUM AND ARTICLES OF ASSOCIATION

         The memorandum and articles of association of the Company shall be in the form attached hereto as annexure "D".


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                                                                          Page 6



7.       CAPITAL

         7.1 The Company is a private company duly incorporated in accordance with the company laws of the Republic of South Africa and shall, at the effective date, have an authorised share capital of R1 000.00 (one thousand Rand) divided into 1 000 (one thousand) shares with a par value of R1.00 (one Rand) each, ranking pari passu in all respects.

         7.2 On the effective date or so soon thereafter as reasonably possible:

                  7.2.1 SPAR shall subscribe in cash for 510 (five hundred and ten) shares in the Company at their par value; and

                  7.2.2 Friedshelf shall subscribe in cash for 490 (four hundred and ninety) shares in the Company at their par value.

         7.3 The issued share capital of the Company will accordingly be held as follows:

                  7.3.1    Friedshelf:  490 (four  hundred  and  ninety)  shares
                           representing   49%  (forty   nine   percent)  of  the
                           Company's total issued share capital; and

                  7.3.2 SPAR: 510 (five hundred and ten) shares representing 51% (fifty one percent) of the Company's total issued share capital.


PREPARATION OF ESTABLISHMENT OF THE NEW COMPANY
-----------------------------------------------

8.       PREPARATION OF ESTABLISHMENT OF THE COMPANY

         8.1 Each party shall take its role as described below for the preparation of the commencement of the Company's business.

         8.2      SPAR shall, for no consideration:

                  8.2.1 make certain proprietary software available to the Company pursuant to a licence agreement to the value of US$540 000 (five hundred and forty thousand US dollars), such licence agreement to be in the form attached hereto as annexure "C" (the "license agreement"). For reference, the license agreement includes the obligations of SPAR to:

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                                                                          Page 7


                           8.2.1.1 localize and set up software provided by SPAR to work in South Africa;

                           8.2.1.2 consult on the organization of merchandising services: and;

                           8.2.1.3 give advice on budgeting and development of each business plan.

                  8.2.2 provide software set up to the Company to the value of US$40 000.00;

                  8.2.3 provide software training to the Company to the value of US$25 000.00;

                  8.2.4 provide computer hardware set up to the Company to the value of US$20 000.00; and

                  8.2.5 provide 3 (three) years' business support to the Company to the value of US$165 000.00.

         8.3      The  Meridian   Entities,   Mason  and  O'Brien  undertake  or
                  undertake   to  procure   that   Friedshelf   shall,   for  no
                  consideration:

                  8.3.1 contribute the existing business of the Meridian Entities to the Company which business shall comprise at least the client base, certain office equipment and office supplies;

                  8.3.2 arrange meetings with their existing clients to promote the Company's business; and

                  8.3.3 contribute the employees employed by the Meridian Entities as at 1 April 2004 to the Company.

         8.4 For the avoidance of doubt, it is recorded that the Company is not:

                  8.4.1    acquiring  any of the accounts  receivable,  accounts
                           payable,   fixed   assets   or   stock  in  trade  or
                           inventories of the Meridian Entities; and

                  8.4.2 acquiring any of the assets of the Meridian Entities, other than the client base, office supplies and office furniture; and

                  8.4.3    assuming any liabilities of the Meridian Entities.


9.       SECTION 197 TRANSFER

         9.1 As a consequence of the contributions made by the Meridian Entities to the Company in accordance with clause 8.3, part of the business of the Meridian Entities will be transferred to the Company on 1 April 2004 ("date of transfer") and accordingly, the parties agree that Section 197 of the Labour Relations Act, No. 66 of 1995 ("the LRA"), as amended, is applicable to the transfer. Accordingly, the following provisions will apply as between the Company and the employees:

                  9.1.1 the Company is automatically substituted in the place of the Meridian Entities in respect of all contracts of employment of the employees in existence immediately before the date of transfer;

                  9.1.2 all the rights and obligations between the Meridian Entities and an employee at the time of the transfer continue in force as if they had been rights and obligations between the Company and the employee;

                  9.1.3 anything done before the transfer by or in relation to the Meridian Entities, including the dismissal of an employee or the commission of an unfair labour practice or act of unfair discrimination, is considered to have been done by or in relation to the Company; and

                  9.1.4 the transfer does not interrupt an employee's continuity of employment and an employee's contract of employment continues with the Company as if with the Meridian Entities.

         9.2 The Company shall be bound by any arbitration award (referred to in 197(5)(b)(1)) and any collective agreements (referred to in 197(5)(b)(ii) and (iii)) which were applicable to the employees prior to the date of transfer.

         9.3 The parties acknowledge that in terms of Section 197 of the LRA, the parties are required to agree in writing to a valuation (hereinafter referred to as the statutory valuation) in respect of the items listed in Section 197(7)(a)(i)-(iii). The parties have agreed to the statutory valuation which written agreement is annexed hereto as Annexure "E".

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                                                                          Page 9


         9.4 The Meridian Entities, Mason and O'Brien warrant and represent to the Company and to SPAR that there are no claims whether actual or pending, against any of the Meridian Entities in respect of any of the employees to be transferred to the Company pursuant to this clause 9.

         9.5 The Meridian Entities, Mason and O'Brien undertake to indemnify the Company against any claim of whatsoever nature arising out of a breach of the warranty and representation set out in 9.4 together with all costs associated therewith.


GENERAL MEETING OF SHAREHOLDERS


10.      ORDINARY AND EXTRAORDINARY GENERAL MEETINGS

         10.1 The annual general meeting of shareholders shall be convened by resolution of the board of directors and held in South Africa or any other place within 3 (three) months after the expiration of each financial year end of the Company or at any other time agreed to by the shareholders (subject to compliance with the Companies Act 61 of 1973).

         10.2 An extraordinary general meeting of the shareholders shall be convened by a resolution of the board of directors whenever deemed necessary.


11.      QUORUM AND RESOLUTION

         11.1 A quorum necessary for a valid meeting of the shareholders shall be at least so many shareholders representing 55% (fifty five percent) of the Company's total issued share capital.

         11.2 All resolutions of shareholders shall be adopted by the affirmative vote of shareholders holding not less than 55% (fifty five percent) of the Company's total issued share capital save for those resolutions which, in terms of the Companies Act 61 of 1973, require a higher level of acceptance to be effective.

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                                                                         Page 10


12.      MINORITY PROTECTIONS

         Notwithstanding anything to the contrary contained in this agreement or the memorandum and articles of association of the Company, a majority shareholder vote shall consist of at least 55% (fifty five percent) of the Company's total issued share capital to be considered a valid majority. Any shareholder vote consisting of less than 55% (fifty five percent) of the Company's total issued share capital shall be considered a minority.


EARNINGS AND LOSSES
-------------------


13.      EARNINGS AND LOSSES

         13.1 SPAR and Friedshelf shall, subject to 13.2 below, share in the net earnings or losses of the Company based upon their respective ownership.

         13.2 Notwithstanding 13.1 above, for the first three years of the Company's operation after the effective date (the "Maximum Loss Period"), if in any year during the Maximum Loss Period the net loss of the Company exceeds R2 200 000,00 (two million two hundred thousand Rand) (the Annual Maximum Loss"), Friedshelf, O'Brien and Mason jointly and severally undertake to make a cash payment to the Company equal to the amount of the Company's net loss in excess of the Annual Maximum Loss (the "Annual Maximum Loss Payment"), provided that, in calculating the Annual Maximum Loss for the first 12 (twelve) month period during the Maximum Loss Period, the parties shall, in calculating whether the Company's loss is in excess of the Annual Maximum Loss, allow up to the amount of R500 000,00 (five hundred thousand Rand) to be excluded from the calculation of any Annual Maximum Loss which the Company may incur, provided that Friedshelf can reasonably demonstrate to SPAR that such amount of up to R500 000,00 (five hundred thousand Rand) represents start-up costs incurred by the Company in establishing and setting up the new joint venture business. For the avoidance of doubt, the allowance of R500 000,00 (five hundred thousand Rand) in respect of the start-up costs of the Company shall only apply in respect of the first 12 (twelve) months following the effective date and not thereafter.

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                                                                         Page 11

         13.3 Any payment pursuant to clause 13.2 shall increase the shareholders' equity in the Company.

         13.4     The Annual  Maximum Loss Payment  shall be paid by  Friedshelf and/or O'Brien and/or Mason to the Company within 45 (forty-five) days after the issue of the annual audit report by the Company's auditors.

         13.5 Given that the effective date of this agreement is 1 April 2004, the Annual Maximum Loss Payment calculated for the period ending December 31, 2004 will be calculated on a nine-month period, being the 9 (nine) month period from the effective date to 31 December 2004.

         13.6 If any Annual Maximum Loss Payment calculation is for less than a 12 month period, the Annual Maximum Loss shall be reduced by an amount equal to the Annual Maximum Loss multiplied by the product of the remainder of 12 minus the number of months included in the calculation divided by twelve.

         13.7 It is the intention of the parties that the Maximum Loss Period shall continue for a period of 36 (thirty six) months commencing on the effective date. Therefore, a short-period Annual Maximum Loss Payment will be calculated for the period of 1 January 2007 through 31 March 2007.

         13.8 If the effective date of this agreement is later than 1 April 2004, the period on which the short-period Annual Maximum Loss Payment is calculated shall be adjusted so that the Maximum Loss Period shall equal 36 (thirty six) months.


14.      CAPITAL CONTRIBUTIONS

         Capital contributions necessary for the working capital of the Company will be made as to 51% (fifty one percent) by SPAR and as to 49% (forty nine percent) by Friedshelf.


BOARD OF DIRECTORS AND OFFICERS
-------------------------------


15.      DIRECTORS

         15.1 The overall supervision, control and management of the affairs of the Company shall be vested in the board who shall be entitled to delegate the day-to-day running and management of the business of the Company to officers nominated by the board.

         15.2 Friedshelf and SPAR shall each be entitled but shall not be obliged to appoint two directors to the board and to remove any such director or to replace any such director who is so removed or who ceases for any other reason to be a director of the Company.

         15.3 Each director shall be appointed for an initial term of one year and shall on the expiry of the initial period be entitled to stand for re-election.

         15.4 The shareholders may appoint additional non-executive directors to the board to add value and expertise to the Company at a fee to be agreed between the board and such non-executive directors.

         15.5 Each director shall be entitled, in writing, to appoint any other director as his alternate at any meeting of directors and such alternate shall be entitled to exercise the vote of the director whom he represents in accordance with the instructions of such director or in the absence thereof in such manner that the alternate deems fit, in addition to the vote which he may exercise in his capacity as director.

         15.6 Any appointment and/or removal and/or replacement in terms of this clause shall be made by written notice to the Company, signed by the shareholder exercising such right and shall be operative as soon as such written notice is received at the registered offices of the Company.

         15.7 The quorum necessary for the transacting of business of the board shall be at least 3 (three) directors.

         15.8 If a quorum is not present at a directors' meeting, the chairman of the meeting shall postpone such meeting for a period of 7 (seven) days and notice of such postponed meeting including the date, time and place of such postponed meeting shall be sent to the directors in terms of the provisions of this agreement.

         15.9 If a quorum is not present at a postponed meeting as referred to in clause 15.8 and after proper notice has been given, any directors' resolution to be taken at such meeting shall:

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                                                                         Page 13


                  15.9.1   fall away and be of no effect; and

                  15.9.2 be referred to a shareholders' meeting to be convened for that purpose within 14 (fourteen) days of such postponed meeting.

         15.10    The Company undertakes to procure that:-

                  15.10.1 at least 7 (seven) days' prior written notice shall be given to the directors of any directors' meetings provided that the directors may unanimously agree to reduce this period or waive the requirement for any particular meeting;

                  15.10.2 at least 7 (seven) days before any directors' meeting, the agenda of the matters to be discussed at such directors' meeting is given to the directors. If the agenda for the meeting is not given timeously to the directors, no meeting shall be held until the agenda is given timeously to the directors, unless the directors unanimously agree otherwise.

         15.11    The following provisions shall apply to voting by directors:

                  15.11.1 each director shall have 1 (one) vote on all matters submitted to the board;

                  15.11.2 the affirmative vote of the majority of directors shall be required to approve any proposed resolution which shall include, but not be limited to, resolutions relating to the following matters;;

                           15.11.2.1 any amendment or modification to the articles of association;

                           15.11.2.2    any   increase   or   decrease   in  the
                                        authorised   share  capital  or  paid-in
                                        capital of the company;

                           15.11.2.3 any issuance of new shares or any other kind of equity securities or instruments convertible into equity securities or the decision to undertake a public offering as contemplated in clause 26;

                           15.11.2.4    any issuance of debentures;

                           15.11.2.5 any change in number or length of tenure of directors;

                           15.11.2.6 the establishment or the acquisition and purchase of other businesses, either directly or indirectly by means of purchasing shares in or assets of the
                                        company  to  which  such   business  may
                                        belong;

                           15.11.2.7 any change in the main business of the company;

                           15.11.2.8 any disposal of the business or the assets of the Company (in the case of assets, otherwise than for full value in the normal course of business of the Company);

                           15.11.2.9    the   appointment  of  or  dismissal  of
                                        senior executives of the Company;

                           15.11.2.10 any matter relating to the financing or capital of borrowings of the Company which would have the effect of directly or indirectly reducing the proportionate shareholding of any shareholder in the Company;

                           15.11.2.11 the payment of any dividend by the Company;

                           15.11.2.12 the issue or giving of any guarantees, suretyships, letters of comfort or other similar undertakings of any nature whatsoever;

                           15.11.2.13 the pledging, mortgaging, hypothecating or encumbering of any assets of the company in any manner whatsoever;

                           15.11.2.14   the   borrowing  of  any  money  or  the
                                        incurring of any debt otherwise than in accordance with the annual budget;

                           15.11.2.15 any capital expenditure in excess of the annual budget from time to time;

                           15.11.2.16 any change in the basis of accounting or accounting policies from those used during the immediately preceding financial year otherwise than in accordance with Generally Accepted Accounting Practice;

                           15.11.2.17 the purchase, sale, hiring, letting or sub-letting of any immovable property otherwise than in accordance with the Company's annual budget;

                           15.11.2.18   any  agreement  between  the company and
                                        any   shareholder   or  any   associated
                                        Company of any shareholder;

                           15.11.2.19 the determination of the scope of any director's or group of directors' authority and the delegation of any powers including the power to re-delegate;

                           15.11.2.20 any decision not to insure (or to insure for a lesser amount) against such risks as may be recommended by the Company's insurance brokers;

                           15.11.2.21   any  termination  of or amendment to the
                                        Company's   retirement  or  medical  aid
                                        funding (if any);

                           15.11.2.22 the delegation of the functions or actions referred to above in this clause 15 to any one director or committee of directors or any other person or persons;

                           15.11.2.23 any proposal to the general meeting of shareholders or action by the board of directors for the matters as provided in clause 15 hereof;

                           15.11.2.24 any investment or commitment of the Company in amounts individually in excess of R150 000.00 (one hundred and fifty thousand Rand) or in the aggregate in excess of R250 000 .00 (two hundred and fifty thousand Rand).

                           15.11.2.25 any loan or credit taken by the Company otherwise than in the ordinary course of business or in excess of R150 000.00 (one hundred and fifty thousand Rand);

                           15.11.2.26 execution, amendment or termination of agreements or commitments with Friedshelf, SPAR or their subsidiaries or affiliates;

                           15.11.2.27 adoption or amendment of the annual budgets and business plan subject to consequent approval by the shareholder's general meeting;

                           15.11.2.28 adoption or any material modification of major regulations or procedures, including any employee rules or handbook;

                           15.11.2.29 initiating or settling any litigation, arbitration or other formal dispute settlement procedures or forgiveness of any obligation owed to the Company in excess of R150 000.00 (one hundred and fifty thousand Rand);

                           15.11.2.30 approval of the Company's annual financial statements and changing of the Company's accounting policies and practices;

                           15.11.2.31   establishment   or   amendment   to  the
                                        conditions    of   employment   of   the
                                        Company's officers;

                           15.11.2.32 the formation of any subsidiary of the Company, entry into (or subsequent termination of) any joint venture, partnership or similar agreements;

                           15.11.2.33 entering into, amending or terminating any contract with/or commitment to any director or shareholder; and

                           15.11.2.34   entering    into   any    agreement   or
                                        commitment to provide goods or services outside the territory;

                  15.11.3 should the board be unable to pass or reach a decision on any resolution then that resolution will be deemed to constitute a deadlock. Such deadlock between the directors will not afford a ground for the winding-up of the Company but will, at the request of any director, then be dealt with in
                           accordance   with  the   provisions   of   clause  20
                           (Deadlock);

                  15.11.4 the directors' remuneration and fees will be determined from time to time by the shareholders and shall constitute market-related packages taking all relevant factors into consideration provided that any director who is employed by the Company shall not be entitled to additional remuneration for holding a board position.

         15.12 The shareholders may appoint the chairman of the board, who shall have neither a second nor casting vote at any board or shareholders' meeting.

         15.13 The board hereby appoints Brian Mason as its managing director to manage the day-to-day business of the Company.

         15.14 Meetings of the board will be held at least quarterly provided that any director shall by written notice, accompanied by the full agenda for the meeting, to the Company (at its registered office) and to all of the directors, have the right, at any time, to convene a meeting of the board.

         15.15 A resolution of the directors of the Company signed by all the directors of the Company shall be valid and effective as if it had been adopted at a duly convened meeting of directors. Any such resolution may consist of several documents in like form, each signed by one or more of such directors.

         15.16 Directors of the Company may participate in and act at any board meeting through the use of a conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute attendance and presence in person at the meetings by the person or persons so participating.

         15.17 The directors shall be entitled to be reimbursed by the Company in respect of all reasonable costs and expenses properly incurred by them in respect of the exercise and performance of their duties provided that the appropriate documentation in substantiation thereof shall be submitted to the Company upon request.

         15.18 A written record of all meetings of the board of directors and all decisions made by it shall be made as promptly as practicable after each meeting of the board of directors by any director nominated by the board or any other person nominated by the board and such record shall be kept by the company and signed by each of the directors.


16.      ACCOUNTING PERIOD

         Each accounting period of the Company shall end on the 31st day of December in each year.


17.      AUDITORS

         17.1 Notwithstanding anything to the contrary contained in this agreement or in the Company's articles of association, SPAR shall have the sole and absolute discretion and right to nominate and vary the auditors of the Company. The initial appointee shall be Ernst & Young.

         17.2 Notwithstanding clause 17.1 above, any shareholder shall have the right, at its own expense, to appoint an independent auditor to conduct a review of the Company's financial position for any purpose contemplated in this agreement or otherwise and the parties shall afford such auditor reasonable access to the Company's accounting books and records.


18.      INSPECTION OF ACCOUNTING RECORDS AND BOOKS

         18.1 The Company shall arrange an annual audit on the accounting records and books and shall submit a report of such audit to each shareholder within thirty (30) days from the completion of the audit.

         18.2 The auditors of the Company shall be appointed from a list of the top five South African accounting firms. Such accounting firm shall audit the accounting records and books of the Company and any other matters relating, directly or indirectly, to the financial condition of the Company. The auditors' fee for the inspection and audit mentioned above shall be borne by the Company.


         18.3 The Company shall keep true and accurate accounting records and books with regard to all of its operations in accordance with generally accepted accounting principals consistently applied ("GAAP") in the territory. All accounting records and books shall be kept ready for inspection by the shareholders or by their authorized representative. If requested by SPAR, the Company shall co-operate with respect to each financial period to provide such information as required by SPAR to reconcile the Company's financial statements with U.S. GAAP reporting requirements of SPAR.


19.      INCREASE OF CAPITAL

         If at any time after its formation, the Company increases its share capital, Friedshelf and SPAR shall have a pre-emptive right to new shares to be issued for such capital increase in proportion to their respective shareholding in the Company.


20.      DEADLOCK

         20.1     Should:

                  20.1.1 there be any deadlock at any meeting of directors and/or at any general meeting of the Company; or

                  20.1.2 a quorum at any meeting of directors and/or at any general meeting of the Company be broken;

                  then in such event the parties shall attempt to resolve these issues by mediation as soon as possible and failing such resolution within 21 (twenty one) business days after having been referred to mediation, any director or shareholder (as the case may be) shall be entitled by written notice to the Company to claim that all or any of the matters which were under discussion and/or were to be discussed at that meeting, be submitted to and decided by arbitration in terms of clause 32.

         20.2 Notwithstanding that a deadlock may have arisen in terms of clause 20.1, such deadlock shall not alone constitute a ground for any shareholder to apply to court for the winding up of the Company.

TRANSFER OF SHARES
------------------


21.      RESTRICTIONS ON TRANSFER OF SHARES

         Except as provided in clause 22 hereof, no shareholder shall, without the prior written consent of the other shareholder, assign, sell, transfer, pledge, mortgage, or otherwise dispose of all or any part of its shares (including its right to subscribe to new shares) in the Company to any third party.


22.      PRE-EMPTIVE RIGHT AND OPTION

         22.1 After three (3) years from the effective date of this agreement, if either party hereto (hereinafter called "selling party") wishes to transfer and sell all but not part of its shares in the Company, the selling party shall furnish to the other party (hereinafter called "recipient") a written notice of the proposed purchaser, the offer purchase price for the shares and any other material terms and conditions of the proposed sale.

         22.2 The recipient shall have the right to purchase such shares by giving the selling party written notice of its intention to purchase the same within ninety (90) days from the date of receipt by the recipient of the selling party's notice, upon the same terms and conditions as described in the selling party's notice.

         22.3 In the event that the recipient elects to purchase the selling party's shares within the 90 (ninety) day period referred to in clause 22.2, the recipient shall be obliged to complete the sale and purchase of the shares within 14 (fourteen days (or such further period of time as may be agreed between the selling party and the recipient) of receipt by the selling party of the recipient's notice of its intention to purchase the shares, failing which, the selling party shall be entitled to sell the shares at the same price and on the same terms and conditions as described in the selling party's notice given in terms of clause 22.1.

         22.4 The selling party may sell such shares at the same price and on the same terms and conditions as described in its notice after ninety (90) days have elapsed after the date of the recipient's receipt of such notice unless the recipient gives a notice to the selling party of its intention to acquire the selling party's shares.

         22.5 Any person to whom shares in the Company are transferred pursuant to this clause 22 shall be bound by the terms of this agreement.

         22.6 Three (3) years after the effective date of this agreement, either party (the "offeror") may at any time make a written offer (which shall specify the price offered per share) to buy all of the other party's (the "recipient") shares in the Company. The recipient shall then, either accept the offer and sell all of its shares under the terms and conditions of the offer, or purchase the offeror's shares at the same price and on the same terms and conditions as stipulated in the written offer.

         22.7 If the recipient does not respond in writing to the initial offer within 120 (one hundred and twenty) days of receipt of the written offer, the recipient shall be deemed to have accepted the offer to sell its shares to the offeror.

         22.8 The parties shall co-operate to effect the closing of such purchase and sale of the shares held by the selling party within 14 (fourteen) days of the elapse of the period of 120 (one hundred and twenty) days referred to above (or such further period as may be agreed between the parties).

         22.9 At such closing, the purchasing party shall pay to the selling party the purchase price in cash, and the selling party shall deliver to the purchasing party share certificates representing all of the selling party's shares held in the Company, free and clear of any liens and encumbrances.

         22.10 For the avoidance of doubt, neither SPAR nor Friedshelf shall have the right to sell, cede, alienate or in any way transfer any of its shares in the Company for a period of 3 (three) years from the effective date.

         22.11 For the purposes of this agreement, an offer shall be deemed to be received at the following times:

                  22.11.1 if delivered by hand during the normal business hours of the addressee at the addressee's domicilium for the time being, it shall be presumed, until the contrary is proved, to have been received by the addressee at the time of delivery; or

                  22.11.2 if given by telex or by facsimile, it shall be deemed (in the absence of proof to the contrary) to have been received within 24 (twenty four) hours of transmission where it is transmitted during normal business hours of the receiving instrument and within 48 (forty eight) hours of transmission where it is transmitted outside those business hours.


23.      CO-OPERATION IN FINANCING

         23.1 SPAR and Friedshelf shall agree on an initial amount of working capital for the Company and will provide working capital loans to the Company on the same terms.

         23.2 SPAR will provide a loan equal to 51% (fifty one percent) of the Company's necessary working capital and Friedshelf will provide a loan equal to 49% (forty nine percent) of the Company's necessary working capital.

         23.3 The interest rate of the shareholder loans shall equal the "prime rate". For the purposes of clause 23.3, "prime rate" means the rate of interest per annum which is equal to Standard Bank Limited's published minimum lending rate of interest per annum, compounded monthly in arrears, charged by such bank on the unsecured overdrawn current accounts of its most favoured corporate clients in the private sector from time to time. (In the case of a dispute as to the rates so payable, the rate shall be certified by any manager or assistant manager of any branch of the said bank, whose decision shall be final and binding on the parties).

         23.4 Any future working capital loans will be provided on the same basis.


ROLE OF CONTRACTING PARTIES
---------------------------


24.      BUSINESS AND SOFTWARE SUPPORT

         24.1 SPAR shall for the first three (3) years provide up to 3 000 (three thousand) hours of business support in aggregate. This support may be in the form of general business, consultation or programming support to modify or enhance the merchandising software. SPAR will maintain ownership of all software.

         24.2 If support provided by SPAR exceeds 3 000 (three thousand) hours the additional hours will billed by SPAR to the Company at fifty five USD ($55.00)
                  per hour. However a lower price will be charged for programming costs if a less expensive way to hire IT staff is found.

         24.3 The Company will be able to hire its own IT staff as appropriate.


25.      NON-COMPETITION

         25.1 For the duration of this agreement, SPAR, Friedshelf, the Meridian Entities, Mason and O'Brien and their affiliates undertake to each other that they will not without the prior consent of the others of them, engage in, whether directly or indirectly, merchandising services (as defined in the license agreement) in Southern Equatorial Africa, including but not limited to Angola, Zambia, Zimbabwe, Malawi, Mozambique, Namibia, Botswana, Lesotho, Swaziland, South Africa, Madagascar, Mauritius and the Seychelles (the "territory" for the purposes of this clause 25) or any other business then competitive with the Company in the territory, provided that if the Company shall during any 12 (twelve) month period commencing 1 December 2005, generate less than US$50 000,00 (fifty thousand US dollars) in revenue in any financial year in any of the countries comprising the territory, then SPAR shall no longer be bound by the non-compete provisions set out in this clause 25 insofar as such non-compete provisions relate to the country in which revenue has fallen below US$50 000,00 (fifty thousand US dollars) in any year.

         25.2 Notwithstanding clause 25.1 above, in the event that SPAR enters into an agreement with a customer that covers more than one country and the scope of such agreement includes services in the territory, SPAR shall not be prohibited from entering into or performing such agreement, provided that SPAR shall be obliged to notify the Company of such agreement(s) (including global agreements) and the SPAR shall use all reasonable endeavours to procure that the Company has a right of first refusal to enter into and perform such agreement(s).

         25.3 In the event that the Company elects to enter into and perform such agreement(s) it shall, within 3 (three) days of receiving such notification from SPAR, notify SPAR in writing of its intention to enter into and perform such agreement(s) on the terms and conditions offered to SPAR.

         25.4 In the event that the Company fails within such 3 (three) day period to notify SPAR of its election or, alternatively, elects not to enter into and perform such agreement(s), the Company shall be deemed to have waived its rights to participate in such agreement(s) and SPAR shall be entitled to enter into and perform such agreement(s) for its own benefit, provided that it shall not be on terms (whether as to price, conditions or any other material factor) which is more advantageous than that offered to the Company.

         25.5 It is recorded that Mason and O'Brien are members in Prestige Retail Services CC ("PRS"), a close corporation which provides services to Spar Group Limited ("SGL"). It is hereby agreed, subject to 25.7 below, that such interest in PRS will not constitute a breach of the non-competition provisions contained in this clause 25.

         25.6 Mason, O'Brien, the Meridian Entities and Friedshelf undertake to SPAR and to the Company that they will procure that the client base of PRS will not be extended beyond the single existing client of SGL.

         25.7 The Meridian Entities, Friedshelf, Mason and O'Brien warrant and represent to the Company and to SPAR that:

                  25.7.1   the only customer or client of PRS is SGL;

                  25.7.2 the annual nett profit of PRS before taxes will not exceed R500 000.00 (five hundred thousand Rand);

                  25.7.3 Mason and O'Brien will not together, in any single week, commit or spend in excess of 5 (five) hours of their combined time during normal working hours in relation to the business of PRS; and

                  25.7.4 the rendering of services by Mason and O'Brien to PRS will not materially adversely interfere or affect their ability to fully and properly perform their obligations to the Company pursuant to the terms of the consultancy agreement.

         25.8 In the event that SGL agrees, the Company shall be entitled to acquire the members' interest or business of PRS, for a nominal amount of R100.00 (one hundred Rand).

AMENDMENT FOR PUBLIC OFFERING
-----------------------------


26.      PUBLIC OFFERING

         The shareholders acknowledge that the Company may attempt to become a listed company or over-the-counter company on the territory Stock Exchange or any other stock exchange or public market in the territory (public offering). The shareholders acknowledge that conversion of the Company type and structure, the number of issued shares, the number of shareholders, the paid-up capital and profit transaction with each shareholder will be reviewed and instructed for amendment by the relevant governmental or regulatory authorities in accordance with those bodies' rules or guidelines for public offering. If the shareholders agree to undertake a public offering, they shall discuss and reasonably co-operate with each other to amend the articles of association and/or the license agreement in order to complete the public offering of the Company. Any changes to the license agreement (annexed hereto as annexure "A") will be effective upon consummation of the public offering (but not before), and subject to the approval of the boards of directors of the Company, Friedshelf and SPAR.


CONFIDENTIALITY
---------------


27.      CONFIDENTIAL INFORMATION

           Friedshelf and SPAR shall for the duration of this agreement, keep secret and retain in strict confidence any and all confidential information and use it only for the purpose of this agreement and shall not disclose it to a third party without the prior written consent of the other party unless the receiving party can demonstrate that such information: (i) has become public other than as a result of disclosure by the receiving party, (ii) was available to the receiving party prior to the disclosure by the disclosing party with the right to disclose, or (iii) has been independently acquired or developed by the receiving party.

GENERAL PROVISIONS
------------------


28.      TERMINATION

         28.1 If either shareholder transfers its shares in the Company to the other party hereto in accordance with clause 22 hereof, this agreement shall terminate.

         28.2 If either shareholder transfers its shares in the Company to another party, unless expressly agreed by the non-transferring party in writing, this agreement shall be assigned to and binding upon such third party, provided that the assigning shareholder shall remain liable for all legal acts with respect to this agreement or the Company which occurred before the effective date of such assignment.

         28.3 If any shareholder breaches a material term of this agreement and fails to remedy such breach within ninety (90) days of written notice being given to such shareholder the shareholder not in breach shall be entitled to cancel this agreement without prejudice to any other rights or remedies which such shareholder may have.

         28.4 Either shareholder may terminate this agreement by giving notice in the event of one or more of the following:

                  28.4.1 appointment of a trustee or receiver for all or any part of the assets of the other party;

                  28.4.2   insolvency or bankruptcy of the other party;

                  28.4.3 assignment of the other party for the benefit of creditor;

                  28.4.4   attachment of the assets of the other party;

                  28.4.5 expropriation of the business or assets of the other party; and

                  28.4.6   dissolution or liquidation of the other shareholder.

                  If  either  shareholder  is  involved  in any  of  the  events enumerated in 28.4.1 through 28.4.6 above, it shall immediately notify the other shareholder of the occurrence of such event.

         28.5 In the event of the termination of this agreement pursuant to clause 28.3 or clause 28.4, the shareholder terminating in accordance with this agreement shall have an option to purchase the shares of the other shareholder at the book value to be decided by an internationally recognized accounting firm that is not the principal accounting firm of either shareholder or to have the Company dissolved.

         28.6 Upon termination of this agreement or SPAR's ceasing to hold at least 51% (fifty one percent) of the shares in the Company, the license agreement shall terminate immediately if still in effect, unless otherwise agreed by the shareholders.


29.      FORCE MAJEURE

         Neither shareholder shall be liable to the other shareholder for failure or delay in the performance of any of its obligations under this agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by the government or any agency thereof, acts of God, storms, fires, accidents, strikes, sabotages, explosions, or other similar contingencies beyond the reasonable control of the respective parties.


30.      NOTICES

         30.1 The parties hereby choose domicilia citandi et executandi for all purposes under this agreement at the following respective addresses:

                  Meridian:     No.16 Ennisdale Drive,  Durban North, 4051, Kwa-
                                Zulu Natal, South Africa;

                  SPAR: SPAR Group, Inc. Attention: Mr. Robert G. Brown, Chairman 580 White Plains Road, Tarrytown, NY, USA 10591;

                  Friedshelf:   No.16 Ennisdale Drive, Durban North, 4051, Kwa-
                                Zulu Natal, South Africa, contact: Brian Mason.

         30.2 Each of the parties shall be entitled from time to time, by written notice to the other to vary its domicilium to any other address which is not a post office box or post restante.

         30.3 Any notice given and any payment made by a party to any of the others (the "addressee") which:

                  30.3.1 is delivered by hand during the normal business hours of the addressee at the addressee's domicilium for the time being shall be presumed, unless the contrary is proved by the addressee, to have been received by the addressee at the time of delivery;

                  30.3.2 is posted by prepaid registered post to the addressee at the addressee's domicilium for the time being shall be presumed, unless the contrary is proved by the addressee, to have been received by the addressee on the seventh day after the date of posting.

         30.4 Where, in terms of this agreement any communication is required to be in writing, the term "writing" shall include communications by telex and/or facsimile. Communications by telex and/or facsimile shall, unless the contrary is proved by the addressee, be deemed to have been received by the addressee 24 (twenty four) hours after the time of transmission.


31.      ASSIGNMENT

         This agreement and the rights and obligations hereunder are personal to the parties hereto, and shall not be assigned by either of the parties to any third.


32.      ARBITRATION

         All disputes, controversies, or differences which may arise between the parties hereto, out of or in relation to or in connection with this agreement, or arising out of deadlock referred to in clause 21, shall be finally settled by arbitration in the territory in accordance with the rules of the Arbitration Foundation of Southern Africa ("AFSA") except where provided otherwise in this agreement. Prior to any dispute, difference or agreement being referred to arbitration the parties shall seek to resolve the matter as follows:

         32.1 The matter shall be referred to the chief executives of each party for consideration but if they are not able to resolve the matter within ninety (90) days provisions as to arbitration shall take effect.

         32.2 The arbitration shall be conducted by three (3) arbitrators in English in accordance with AFSA and the laws of South Africa shall be applied to the dispute. In case of a dispute each party shall appoint one arbitrator. The party having appointed its arbitrator shall give notice to the other party of such appointment upon which the other party shall appoint its arbitrator within 7 days of notice. The third arbitrator shall be chosen by the two arbitrators appointed by the parties within 7 days of their appointment. In case the arbitrators cannot agree on the third arbitrator the third arbitrator shall be appointed by AFSA. The arbitrators shall conclude the dispute within 6 months upon their first gathering. Such period can only be extended by mutual written agreement of the parties. The decision of the arbitrators shall be final and legally binding upon both parties


33.      IMPLEMENTATION

         The shareholders hereby agree, for themselves, their successors, heirs and legal representatives, to vote at shareholders' meetings, and to cause the directors they nominate to vote at board meetings and to carry out their duties, to prepare, execute and deliver or cause to be prepared, executed and delivered such further instruments and documents, to take such other actions and to cause the articles of association of the Company to be amended or adopted as may be reasonably required to effect the provisions and intent of this agreement and the transactions contemplated hereby.


34.      GOVERNING LAW

         This agreement shall be governed by and interpreted in accordance with the laws of the Republic of South Africa.


35.      WAIVER

         Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

36.      JOINT AND SEVERAL

         36.1 Friedshelf, Derek O'Brien and Brian Mason shall be jointly and severally liable to SPAR for the due performance of all the obligations of the Meridian Entities and Friedshelf under this agreement.

         36.2 The said parties do hereby waive the legal exceptions of excussion, division and cession of action, the full meaning whereof they acknowledge themselves to be fully acquainted.


37.      CO-OPERATION AND GOOD FAITH

         37.1 The parties agree, during the currency of this agreement, not to enter into an agreement or do anything which may conflict with this agreement or be detrimental to its aims and objectives or which will prejudice the business, development and activities of the parties.

         37.2 Each of the parties undertakes to display the highest degree of good faith towards the other parties in all matters relating to this agreement and furthermore undertakes, in favour of all the other parties, to refrain from doing or cause anything to be done, whatsoever which may prejudice or harm (whether actually or potentially) the goodwill, image or business operations and acumen of any of the parties to this agreement. The provisions of this paragraph shall survive the expiry of this agreement, provided however that the provisions thereof shall not at any time preclude any of the parties during the currency of this agreement or thereafter, to take whatever steps a party may deem necessary against a party in breach of the terms and conditions of this agreement so as to protect the interests of the parties not in default.


38.      ENTIRE AGREEMENT

         This agreement constitutes the entire and only agreement between the parties hereto with respect to the subject matter of this agreement and supersedes any other commitments, agreements or understandings, written or verbal, that the parties hereto may have had. No modification, change and amendment of this agreement shall be binding upon the parties hereto except by mutual express consent in writing of subsequent date signed by authorized officer or representative of each of the parties hereto.

39.      COSTS

         39.1 Subject to 39.2, prior to the effective date, SPAR, Friedshelf and Meridian shall be responsible for and pay their own costs and expenses associated with the establishment of the Company (including all travel costs) and including all costs associated with the negotiation and preparation of the necessary legal documentation.

         39.2 Each party shall be responsible for and shall pay all legal, accounting and other costs incurred by it in carrying out its due diligence investigation on any other party to this transaction.

         39.3 All legal costs incurred after the effective date shall be paid by the Company.


40.      HEADINGS AND INTERPRETATION

         40.1 The headings of articles and paragraphs used in this agreement are inserted for convenience of reference only and shall not affect the interpretation of the respective articles and paragraphs of this agreement.

         40.2 In the event that there is any inconsistency between the terms of this agreement and the Company's articles of association, the terms of this agreement shall prevail.


IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in two (2) copies by their respective duly authorized officer or representative as of the day first above written.



SIGNED AT          ON THE                 DAY OF                           2004.

AS WITNESSES:
                                                For and on behalf of
1..............................                 FRIEDSHELF 401 (PTY) LTD


2..............................                 /s/ Derek O'Brien
                                                -------------------------------
                                                being duly authorised thereto

SIGNED AT          ON THE                 DAY OF                           2004.

AS WITNESSES:
                                                For and on behalf of
1. ............................                 SPAR GROUP INTERNATIONAL INC


2..............................                 /s/ Robert G. Brown
                                                -------------------------------
                                                being duly authorised thereto

SIGNED AT          ON THE                 DAY OF                           2004.


AS WITNESSES:
                                                For and on behalf of
1..............................
                                                SGRP MERIDIAN (PTY) LTD


2..............................                 /s/ Brian Mason
                                                -------------------------------
                                                being duly authorised thereto


SIGNED AT          ON THE                 DAY OF                           2004.

AS WITNESSES:

1...............................                /s/ Derek O'Brien
                                                ------------------------------
                                                DEREK O'BRIEN
2.  ............................


SIGNED AT          ON THE                 DAY OF                           2004.

AS WITNESSES:

1................................               /s/ Brian Mason
                                                ------------------------------
                                                BRIAN MASON
2................................

SIGNED AT          ON THE                 DAY OF                           2004.


AS WITNESSES:
                                                For and on behalf of
1................................               SMD MERIDIAN CC


2..............................                 /s/ Brian Mason
                                                -------------------------------
                                                being duly authorised thereto

SIGNED AT          ON THE                 DAY OF                           2004.


AS WITNESSES:
                                                For and on behalf of
1................................               MERIDIAN SALES & MERCHANDISING
                                                (WESTERN CAPE) CC

2..............................                 /s/ Brian Mason
                                                -------------------------------
                                                being duly authorised thereto

SIGNED AT          ON THE                 DAY OF                           2004.


AS WITNESSES:
                                                For and on behalf of
1................................               RETAIL CONSUMER MARKETING CC


2..............................                 /s/ Brian Mason
                                                -------------------------------
                                                being duly authorised thereto


SIGNED AT          ON THE                 DAY OF                           2004.


AS WITNESSES:
                                                For and on behalf of
1................................               MERHOLD HOLDING TRUST


2..............................                 /s/ Brian Mason
                                                -------------------------------
                                                being duly authorised thereto

                                                                    ANNEXURE "A"
                                                                    ------------

                          AGREED FORM LICENCE AGREEMENT
                          -----------------------------

                                                                    ANNEXURE "B"
                                                                    ------------

                              CONSULTANCY AGREEMENT
                              ---------------------

                                                                    ANNEXURE "C"
                                                                    ------------

            30 SEPTEMBER YEAR-END ACCOUNTS FOR THE MERIDIAN ENTITITES
            ---------------------------------------------------------

                                                                    ANNEXURE "D"
                                                                    ------------

              MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY
              -----------------------------------------------------

                                                                    ANNEXURE "E"
                                                                    ------------

            STATUTORY VALUATION IN RELATION TO TRANSFERRING EMPLOYEES
            ---------------------------------------------------------